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                                                                   EXHIBIT 10(o)

STATE OF MISSISSIPPI

COUNTY OF HARRISON

                                LEASE AGREEMENT

         This Lease Agreement entered into by and between the State of Mississippi, appearing herein by and through its duly authorized agencies, the MISSISSIPPI DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT and the MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT, hereinafter collectively referred to as LESSOR, and Gulfside Casinos, Inc., a Mississippi corporation, hereinafter referred to as LESSEE, who are desirous of entering into said Lease Agreement for the leasing of certain lands and berth space at said Port Facility so as to facilitate a dockside/gaming entertainment operation by LESSEE;

         NOW, THEREFORE, in consideration of mutual covenants and stipulations herein contained, the parties do mutually contract and agree, each for itself and its heirs, successors, and assigns, as follows:

                                       I

                                LEASED PREMISES

         The MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT and the MISSISSIPPI DEPARTMENT of ECONOMIC AND COMMUNITY DEVELOPMENT, LESSOR, hereby lease and provide unto Gulf Side Casinos, Inc., LESSEE, certain premises of the LESSOR, being hereinafter referred to as the LEASED PREMISES and described in Exhibit "A" including the following, to-wit:

                 Parcel 1, Berth Area

                 Parcel 2, Landside Area and Facility

                 Parcel 3, Parking Area

PROVIDED, however, that the property so described above is hereby leased to LESSEE subject to any and all restrictions and conditions imposed upon the LESSOR in the deeds under which the State of Mississippi obtained said land, said deeds being on file and of record in the office of the Chancery Clerk of the First Judicial District of Harrison County, Mississippi.

                                       II

                                USE OF PREMISES

    LESSEE shall use the Leased Premises for the purpose of providing a dockside





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gaming/entertainment operation on a vessel which may include a vessel which complies with the Mississippi Gaming Control Act of 1990 (the "Vessel") and which will be docked and securely moored at the Leased Premises. The Vessel is described in Exhibit "B" which shall be prepared and attached hereto upon the approval of the vessel by LESSOR as provided herein.

         Subject to the limitations set forth below, LESSEE shall have reasonable access to the roadways of the Port for egress and ingress and to the areas between the Vessel's Berth Area, the Landside Area and Facility and the Parking Area to accommodate LESSEE's operations. Such rights of ingress and egress shall be non-exclusive and the activities on such areas and roadways shall not interfere with the rights of the Port or its other users. LESSEE shall have the exclusive rights to use said parking area subject to the right of LESSOR for its use in its operation of the Port, which use shall not be inconsistent with LESSEE's use.

         It is recognized and acknowledged that the business of the Port is commerce and shipping, and any use by the LESSEE of all or any of the Leased Premises shall not interfere with any operations of the Port or its other users, it being agreed that the continued operations of the Port is to have precedence.

                                      III

                         LEASEHOLD AND RELATED PAYMENTS

         The payment for the Leased Premises and other necessaries furnished hereunder to the LESSEE and its Vessel in furtherance of LESSEE's operations shall be as follows:

         (1) Beginning six (6) months from the date of the approval provided in paragraph V(4) or upon arrival of the Vessel at the Port or upon commencement of any improvements on the Leased Premises, whichever occurs first, and on or before the first day of each month thereafter LESSEE shall pay LESSOR the amount of $18,000 per month in advance until such time as LESSEE's gaming license is issued or twelve (12) months from the date of this Lease Agreement, whichever is first. If LESSEE does not have a gaming license within the time allowed or any extension thereof, then the Lease may, at the option of LESSOR, be extended upon terms mutually agreeable to the parties. In the event an agreement to extend the terms hereof is unattainable, LESSEE shall, at the request of the Port, remove any Vessel from the Leased Premises at LESSEE's expense. Should, after request, the LESSEE fails to so remove the Vessel within 30 days from such request, the LESSOR may do so at LESSEE's expense in





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addition to all other remedies provided under this Lease or by law.

         (2) Upon obtaining a gaming license as contemplated herein, the annual Rental for gaming operations shall be $500,000 ("Rental") plus five per cent (5%) of the gross annual gaming revenues on the Vessel as defined in the Mississippi Gaming Control Act over $25,000,000.00 ("Percentage Rental").

         In addition to the Rental and Percentage Rental set forth above, LESSEE shall also pay monthly to LESSOR three percent (3%) of the gross monthly revenues on all activities other than gaming conducted by LESSEE, and/or its assignees or sublessees or any other persons on the Leased Premises or on the Vessel ("Additional Percentage Rental"). In-house transfers which are presented for payment through internally generated transactions shall be exempt from the 3% gross monthly fees.

         The Rental shall be paid by LESSEE, in advance, in equal monthly installments of $41,666.66 each on the first day of every month during the lease year. For each month, a calculation of the Percentage Rental, as defined herein, and the Additional Percentage Rental, as defined herein, will be made and the amounts due paid on or before the 10th day of the next month. For such calculation, LESSEE is to submit on or before the 20th day of each month a copy of the monthly revenue reports submitted to the State Tax Commission showing gross gaming revenues as defined by Mississippi Gaming Control Act of 1990, and a report of all other gross monthly revenues from all other activities conducted on the Vessel and the Leased Premises, along with a calculation of the additional Rental due. LESSEE shall provide to LESSOR reasonable access at reasonable times and places to all financial books and records related to the operations contemplated under this Lease regardless of the location of such books and records. Upon reasonable advance notice, LESSEE shall provide reasonable access to all financial books and records of LESSEE's entire operations. LESSEE's entire operations include all activities conducted on the Vessel and the Leased Premises by any person or corporation and the other activities of LESSEE or its affiliated persons or corporations wherever located. Affiliated shall mean a person or corporation who owns ten percent (10%) or more of the common stock of LESSEE or a corporation in which LESSEE owns ten percent (10%) or more of the common stock, or any person or corporation that can exert control over LESSEE or that LESSEE can exert control over or any person or corporation closely connected or associated with





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LESSEE or dependent upon or subordinate to LESSEE.  LESSEE shall furnish within three (3) months after the end of LESSEE's fiscal year, a certified audit of all activities conducted on the Vessel and the Leased Premises during that year. LESSOR will accept an annual audit by an independent Certified Public Accountant auditor at LESSEE's expense. If LESSOR has good reason to question the audit, then the LESSOR shall have the right to audit the books. If there is any material discrepancy in the financial information reported in the initial audit, then the cost of such audit will be borne by LESSEE.

         (3) If LESSEE shall fail to make timely payment of any and all Rentals as set forth hereunder within ten (10) days from the due date thereof, at the discretion of LESSOR, LESSEE will be placed in default as provided herein or LESSEE shall pay in addition to the amount due, 4% of such amount due. Such action by LESSOR shall not waive any other rights provided herein.

         (4) The property, docking space, parking lot and other property provided by the LESSOR hereunder are necessaries provided to the Vessel which is to be operated and owned by LESSEE and are, therefore, liens upon the vessel pursuant to the Federal Maritime Lien Act, 46 U.S.C. Section 971-975 and liens pursuant to any other federal or state law. This paragraph is a stipulation which may be entered in any court of jurisdiction as evidence of such lien.

         (5) The obligation of LESSEE to continue payment of all Rental obligations shall continue whether or not the Vessel is out of service for any reason except as otherwise provided herein. During any three year period, LESSEE shall be allowed one (1) period not to exceed sixty (60) days for repairs and renovations to the Vessel. LESSEE shall not be required to pay rent during such repair and renovation period.

                                       IV

                                      TERM

         The term of this Lease ("Term") shall be five (5) years. The Term and commencement of LESSEE's obligations to pay rent and other charges shall commence six (6) months from the date of approval provided for in paragraph V(4) or upon arrival of the Vessel at the Port or commencement of improvements on the Leased Premises, whichever occurs first.

         If LESSEE has complied with all the terms, covenants and conditions of this Lease, as of the expiration of the Primary Term, the LESSEE shall have the option to extend the Lease for three





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(3) renewal periods of five (5) years each under the same terms and provisions of the Lease except the annual Rental for the Leased Premises shall be adjusted and revised yearly for the sixth (6th) through the twentieth (20th) year by an amount equal to the changes in the Consumer Price Index U.S. City Average, all items (hereinafter called "Price Index") as provided in the Leasehold and Related Payment Provision herein. The Price Index shall mean the average for all items shown on the U.S. City Average for all urban consumers, using the years 1982 through 1984 as a base of 100. Said annual Rental for the primary term of the Lease shall be multiplied by a fraction, the numerator of which shall represent the Price Index as it exists for the first month of the renewal period and the denominator shall be the September, 1992, Index. The Rental shall further be subject to the following provisions:

         (A) The Price Index for the first month of the fifth year of the Primary Term of this Lease shall be designated as the Base Price Index;

         (B) Promptly after the end of the Primary Term of the Lease and of each year of the extended Lease thereafter, the Rental rate shall be adjusted so that the ratio of the Price Index for the first month following the end of said Lease year to the adjusted Rental charges shall be the same as the ratio of the Base Price Index to the Rental charges in the first year of the Lease;

         (C) No such adjustment shall reduce the Rental charges below the Rental charges during the initial year of the extended Lease.

         As soon as practical, after the annual anniversary of each year, LESSOR shall notify LESSEE of such Rental adjustment and upon request provide the supporting data that is the basis for the annual rent for the Leased Premises.

         To exercise each option to renew, LESSEE shall send, not later than ninety (90) days prior to the date such renewal period is to begin, a written notice to LESSOR at its office in Gulfport of LESSEE's exercise of such renewal option. If LESSEE fails to timely give such notice of exercise of its option, then the option shall have expired and be of no force and effect.

                                       V

                      PRE-CONDITIONS FOR LESSEE OPERATIONS

         Prior to commencing operation of dockside gaming activities permitted and authorized by the Mississippi Gaming Control Act of 1990, the following conditions must be met:





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         (1)     This Lease Agreement must be executed and in effect.

         (2) LESSOR must preapprove in writing any Vessel which LESSEE proposes to locate and operate on the Leased Premises. If prior approval is not obtained, LESSEE shall not be allowed to permanently dock and will be required immediately to remove the vessel at its expense. LESSOR may at its discretion, at LESSEE's expense, remove any unapproved Vessel located at the Port by LESSEE. If prior approval is not obtained, the Lease shall automatically terminate as provided for hereunder.

         (3) Submission of proof satisfactory to the LESSOR that LESSEE has legal ownership or entitlement to the Vessel including a copy of Bill of Sale or other evidence of title or the charter party, if any, showing LESSEE's ownership interest or legal right to the Vessel.

         (4) LESSEE shall have a maximum of 120 days from the date of this lease in which to obtain approval from the United States Bankruptcy Court for the _________ District of Texas to purchase the vessel "The Pride of Galveston" or to purchase some other vessel acceptable to LESSOR.

         (5) LESSEE shall submit all data submitted to the Mississippi Gaming Commission for its license or otherwise and all data received from such Commission. By entering into this Lease, LESSEE gives its full consent for LESSOR to review and inspect and to request and receive any information from the Mississippi Gaming Commission, law enforcement agencies or any other agency or group related to LESSEE, its owners, operators, employees or any person or business associated with LESSEE and, if it should be necessary or convenient for the purposes of LESSOR, agrees to execute or have executed any consent forms or other documents which will aid LESSOR in receiving such information.

         (6) LESSEE shall submit detailed information on the Vessel, including the size, configuration, condition, and maximum occupancy of passengers and the name and present location of the Vessel and all documents reflecting certifications required under the Mississippi Gaming Control Act of 1990 and regulations thereto or required by any other governmental agency.

         (7) LESSEE shall submit to the LESSOR a copy of LESSEE's gaming license filed with the Mississippi State Gaming Commission.

         (8) LESSEE shall submit in writing to the LESSOR the type and location of all





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business ventures and operations contemplated for the Vessel and the Leased
Premises whether operated by LESSEE or any other person. Prior to commencing any venture or operation, LESSEE must obtain LESSOR's approval.

         (9) LESSEE shall, with the assistance of a licensed marine surveyor, perform an annual investigation to determine whether maintenance dredging under and around the Vessel and any other area in the harbor is necessary so as to provide adequate water depth and width in the event the Vessel must be removed or relocated as provided in paragraph XVII of the Lease. LESSOR shall receive copies of all dredging reports by the Marine surveyor which shall certify at what location dredging IS necessary to provide an adequate pathway for removal of the Vessel, if necessary. LESSEE at its own expense, shall perform all dredging identified in the report in a timely manner. LESSEE's failure to dredge as required shall result in automatic termination of the Lease as provided hereunder. Whenever possible, LESSOR will allow LESSEE to coordinate its dredging activities with the regular maintenance dredging at the Port.

         (10) At the same time as the lease payments hereunder begin in accordance with paragraph III(1) above, LESSEE shall deposit $125,000 with LESSOR as security for LESSEE's full performance of every term, covenant, and condition of this Lease. If LESSEE defaults in respect to any term, provision, covenant or condition of this Lease including, but not limited to, payment of any Rentals, the LESSOR may use, apply or retain all or any part of the security deposit for payment of any Rentals in default or for any other sum which the LESSOR may expend or be required to expend by reason of LESSEE's default. LESSEE shall immediately deposit with LESSOR additional sums of money to bring the security amount back to the required level. If LESSEE fully complies with all the terms, provisions and conditions of this Lease, the security deposit or any balance thereof shall be returned to LESSEE after the expiration of this Agreement or any extension hereof.

                                       VI

                         RESPONSIBILITY FOR OPERATIONS

         It is expressly understood and agreed that the LESSOR shall have no obligation or responsibility for the LESSEE's business operations, LESSEE being solely responsible therefor. The LESSOR shall have no obligation to furnish any utilities including, but not limited to, electricity, water, sewer, and gas. However, LESSOR shall provide easements for the necessary





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utilities to be located in the sole discretion of the LESSOR.  LESSEE must obtain separate meters for said utility service(s), and LESSEE shall be responsible for maintaining utilities in accord with normal business practice. If some, or all of the utilities cannot be metered separately, then, LESSEE shall deposit with LESSOR an amount to be determined by LESSOR, which shall be in addition to the security deposit required in paragraph V(9) herein, and which will reasonably assure payment for such utility use in the event LESSEE defaults. LESSOR shall have no obligation to furnish services including, but not limited to, garbage or trash pickup, plumbing hookup, pest control, or any other facilities or services, and shall not be required or expected to furnish any equipment or labor to repair, alter, or remedy any defect, inadequacy, or insufficiency in the Leased Premises, LESSEE agreeing to accept the physical condition of the Leased Premises "as is" as of the effective date of this Agreement, except as is otherwise expressly provided. It is the intention of this Lease that LESSOR only furnish the premises described in Article I hereof.

                                      VII

                         LESSEE OPERATION REQUIREMENTS

         The purpose of this Lease is for LESSEE to locate a preapproved Vessel and for construction of preapproved improvements to the Vessel and Leased Premises, and upon issuance of a gaming license, for LESSEE to operate on a continuous day-to-day basis, a dockside gaming operation on the approved Vessel and for LESSEE to operate other preapproved activities on the Leased Premises.

         After the Lease is executed and all other terms and conditions met, LESSEE may bring the subject Vessel to the Leased Premises or other temporary location approved by LESSOR, to refurbish, repair and construct improvements thereon.

         LESSOR shall provide LESSEE with a temporary location for making repairs and improvements to the Vessel and for gaming after a gaming license is granted to LESSEE. LESSOR shall give LESSEE up to 12 months from the date LESSEE obtains a gaming license to complete improvements on the Leased Premises and move the Vessel to its permanent location. However, the granting of this 12 month period is contingent upon LESSEE making reasonable progress on the improvements. LESSOR shall have the absolute right to require LESSEE to relocate the Vessel from its temporary location, as necessary for Port operations.





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LESSOR shall provide LESSEE with eight (8) hours notice of LESSOR's intention to require relocation of the Vessel.

         LESSEE shall operate on a continuous day-to-day basis, except for the time when the Vessel is taken out of service for purpose of drydock for preapproved repairs and as a result of an Act of God as provided for hereunder, but the Vessel shall not be removed for any period longer than 3 months, and during the period said Vessel is not in service Rentals will continue to accrue as provided for in Article III. At no time shall the Vessel be removed from the Leased Premises for repair or drydock unless LESSEE obtains prior written approval for removal and for the time period required.

         LESSEE shall certify to LESSOR that work permits required under the Mississippi Gaming Act and issued by the Gaming Commission have been duly issued to any person involved in any activity on the Vessel or the Leased Premises including, but not limited to, gaming, restaurant, lounge, shops, etc., and that such permits are in full force and effect. If, however, a work permit by the Gaming Commission is not required for any such person, LESSEE shall perform a background investigation substantially similar to that required for the issuance of a work permit by the Gaming Commission and certify to LESSOR that such an investigation has been performed, that the investigation is substantially similar to that conducted by the State, and that the employee reflects the integrity, fidelity and character necessary to perform the respective duties required in that activity. If information is available to LESSOR which indicates a need for supplemental investigation, LESSEE shall certify that a request for such additional investigation has been made to the Mississippi Gaming Commission, if applicable, or, if applicable, that LESSEE has performed the additional investigation. The result of the investigation shall be certified to LESSOR.

         The Vessel, the Leased Premises and all activities thereon shall meet and comply with all applicable federal, state, county, municipal and other governmental regulations, if any, which may be applicable.

         LESSEE shall take all reasonable steps necessary to control noise pollution and to provide adequate crowd control features on the Vessel and Leased Premises. LESSOR has no responsibility to do so but may, in its sole discretion, provide, at the sole expense of LESSEE, additional noise control or crowd control as it deems necessary, which expenses shall not be





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unreasonable.

         LESSEE shall use commercially reasonable efforts (i) to recruit, hire and train Mississippi residents as and to be employees of LESSEE'S operations, including employees performing management services, (ii) to contract with businesses located in Mississippi, including locally owned and operated businesses ("Mississippi Businesses"), for the construction, renovation, maintenance and repair of improvements related to LESSEE'S operation, (iii) to contract with Mississippi Businesses for the purchase, repair and maintenance of equipment, furnishings and other tangible personal property used in LESSEE'S operation and (iv) to contract with Mississippi Businesses to provide goods and services to LESSEE'S operation.

                                      VIII

                                  PARKING AREA

         LESSEE shall, at its own expense, maintain on the Leased Premises adequate parking areas for the LESSEE's employees, suppliers and customers. LESSEE shall at all times during the Lease, at its own expense: (1) Erect and maintain sufficient floodlighting and other means of illumination to illuminate the parking area during all twilight and evening hours; (2) Erect and maintain a fence or other barrier suitable to and approved by LESSOR around the parking and other areas.

                                       IX

                                    SECURITY

         LESSEE shall have sole responsibility to provide, at its expense, adequate security for the Vessel and the Leased Premises including security on and off the Vessel and in the parking area. LESSOR has no responsibility to do so but may in its sole discretion, if it determines necessary, require additional security at LESSEE's expense which expense shall not be unreasonable.

                                       X

                                 MARKETING PLAN

         Prior to the commencement of LESSEE'S operation, Lessee shall submit to Lessor a marketing plan. Said plan shall describe in detail, the methods by which Lessee intends to attract patrons to LESSEE'S operation. This plan shall specifically address how LESSEE, will work with and coordinate its marketing efforts with local and state tourism groups to promote tourism, entertainment and retirement communities in the State of Mississippi, including the Gulf





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Coast area.

                                       XI

                               MAINTENANCE/REPAIR

         LESSEE shall maintain the Vessel and all portions of the Leased Premises and adjoining areas in a safe, neat and sanitary condition free of dirt, rubbish, and unlawful obstructions. Throughout the term hereof, LESSEE, at its expense shall take good care of, and make all necessary repairs to the Vessel and Leased Premises and all buildings, parking areas, dock facilities, and other improvements, regardless of whether interior or exterior, structural or nonstructural, ordinary or extraordinary, or foreseen or unforeseen. As used in this Article, "repairs" include all necessary replacements, renewals, alterations, additions, and betterments. All repairs made by the LESSEE shall be at least equal in quality and class to the original work.

         LESSOR has no responsibility to do so but may in its discretion determine whether repairs to the Vessel, Leased Premises and adjoining areas are adequate and acceptable under this Article and may require such repairs that LESSOR, in its sole discretion, determines are appropriate. If repairs are not adequate or acceptable to LESSOR, the LESSOR may, at its sole discretion, take such action as it deems appropriate, and LESSEE shall be liable to and immediately reimburse LESSOR for all of LESSOR's associated costs. If LESSEE fails to reimburse LESSOR, LESSOR may use funds from LESSEE's security deposit.

                                      XII

                             IMPROVEMENTS BY LESSEE

         (1) LESSEE agrees, at its own expense, to cause the following improvements, alterations and additions: (For the provisions of subsections A, B, C, D, and E below, see Exhibit C.)

         (A)     To Berth Area.



         All such improvements, alternations and additions shall be completed by _____________________.

         (B)     to Landside Area and Facility.





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                 All such improvements, alterations and additions shall be
completed by ______________________.

         (C)     to Parking Area.



                 All such improvements, alterations and additions shall be completed by _______________________.

         (D)     to the Vessel.



                 All such improvements, alterations and additions shall be completed by _______________________.

         (E)    to Other Port Areas.



                 All such improvements, alterations and additions shall be completed by _______________________.



         (2) LESSEE shall not make any additions, alternations or improvements which exceed $25,000 in or to the Vessel or the Leased Premises without LESSOR's prior written consent. Additions, alterations and improvements shall not be broken into small segments which prevent them to exceed $25,000. Before commencing such alternations, LESSEE shall submit the plans and specifications thereof to LESSOR, for LESSOR's written approval. Plans and specifications shall include but not be limited to the improvements to the Vessel and the Leased Premises including improvements necessary to secure the Vessel at dockside. All work to be done by LESSEE shall be performed in strict accordance with the approved plans and specifications. The aforementioned plans and specifications and LESSEE's work shall comply with all applicable governmental laws, rules, regulations, codes and orders. LESSEE shall at time of completion provide LESSOR with an audited statement as to actual construction costs of said improvements.

         (3) LESSEE shall at its sole cost and expense pay all fees and obtain all permits from competent governmental authorities and obtain a certificate of completion (or equivalent) and all





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other approvals required to enable it to open for business.  LESSEE shall promptly furnish to LESSOR all certificates and approvals required by the governing authorities.

         (4) All materials used for such improvements, alterations and additions shall be new and both workmanship and materials shall be of first class quality. All architects, engineers, contractors, subcontractors, materialmen and workmen shall be licensed (if required by law) and skilled in their profession and trade.

         (5) LESSEE shall not permit the accumulation of building supplies, equipment, waste material, or rubbish on the Leased Premises, and during the construction and upon completion shall cause all rubbish, implements, materials, and equipment to be removed from the Leased Premises. If LESSEE shall fail to remove materials, LESSOR, at its option, may remove the debris at LESSEE's expense.

         (6) LESSOR may place a representative on the job during the course of the construction, at LESSEE's expense, for the purpose of making inspections and insuring that LESSEE and LESSEE's contractors, suppliers and materialmen comply with these requirements.

                                      XIII

                                 LESSEE'S LIENS

         LESSEE shall not suffer any mechanic's or materialmen's liens to be filed against the Leased Premises by reason of work, labor, services performed or materials furnished to LESSEE or to anyone holding part of the Vessel or the Leased Premises under LESSEE. If such lien shall at any time be filed against the Vessel or the Leased Premises, LESSEE may contest the same in good faith but notwithstanding such contest LESSEE shall, within thirty (30) days after the filing thereof, cause such lien to be released of record by payment, bond, or order of a court of competent jurisdiction or otherwise. In the event LESSEE shall fail to release of record any such lien within the aforesaid period, LESSOR may (but shall not be obligated to) remove said lien by paying the full amount thereof or by bonding it or by any other method LESSOR deems appropriate, without investigating the validity thereof and irrespective of the fact that the LESSEE may contest the propriety or the amount thereof, and LESSEE, upon demand, shall pay LESSOR the amount so paid in connection with the discharge of said lien together with all LESSOR's expenses incurred in connection therewith including attorneys fees. LESSOR may at its sole discretion waive payment of such liens, and LESSEE may then contest the validity of





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said lien, at LESSEE's own expense.  Nothing contained in this Lease shall be construed as a consent by LESSOR to subject the Vessel or the Leased Premises to any lien or liability under the lien laws of the State of Mississippi or otherwise.

                                      XIV

                        ASSUMPTION OF EXPANSION EXPENSES

         Any and all expansion, improvements or expenses on Port facilities which, at the sole discretion of the LESSOR are reasonably necessary as a result of LESSEE's operations under this Lease, shall be made at the expense of LESSEE. In the event LESSOR has entered into lease agreements with other entities whereby said entities will also conduct dockside gaming operation, and the improvement or expansion or expense is reasonably necessary as a result of the common use of all LESSEES, then all expenditures shall be prorated among the LESSEES on the basis of the need for such expenditures caused by each LESSEE. Each LESSEE's pro rata share of the costs and expenses shall be determined by mutual agreement of the LESSEES. Should LESSEES be unable to agree, LESSOR shall determine the allocation in its sole discretion.

         These expansions, improvements and expenses may include, but are not limited to, the following:

                 (1)      Roadways and easements;

                 (2)      Parking area;

                 (3)      Supplemental security;

                 (4)      Fire protection;

                 (5)      Utilities - electrical, sewer, gas, water, etc.;

                 (6)      Traffic congestion solutions on LESSOR's property;

                 (7) Relocation of navigation apparatuses, including but not limited to range lights.

                                       XV

                           CANCELLATION FOR EXPANSION

         LESSOR shall have the right to cancel this Lease at any time after the expiration of the Primary Term of this Lease for reason of Port expansion of its own facilities to handle expanded shipping and related commerce activities, unrelated to any business or enterprise which may compete with LESSEE's operations, upon the LESSOR giving 12 months written notice to the

LESSEE. Within the 12 months notice period, LESSEE hereby obligates itself, its employees, agents, subsidiaries, and all others under its control to wholly and totally remove itself from the Leased Premises. In such event, the LESSOR shall be liable to the LESSEE for new improvements and other structures placed on the Leased Premises and constructed by the LESSEE only to the extent of the depreciated value thereof. For purposes of this paragraph, the new improvements and other structures constructed by LESSEE shall be depreciated at the rate of ten percent (10%) per annum minimum depreciation but in any case shall be fully depreciated over the term of this Lease even if to do so requires a higher rate of depreciation. Should it be necessary for the LESSOR to exercise its rights under this Article, LESSOR shall use its best efforts to aid the LESSEE in obtaining property on the Port facility for the relocation of LESSEE's operation, and LESSEE shall have the right of first refusal for any available location on LESSOR's premises which LESSOR determines does not interfere with normal Port operations. If the original location of the LESSEE should later become available for gaming activities, then LESSEE shall have the right of first refusal for such location.

                                      XVI

                              LAWS AND REGULATIONS

         LESSEE shall abide by all applicable Municipal, State, and Federal laws and regulations and the published tariff and rules and regulations of the Mississippi State Port Authority at Gulfport.

         LESSEE shall not do any act or permit any activity on the Vessel or the Leased Premises or in any operations thereon which would constitute a violation of any law or ordinance.

         If LESSEE or its officers, directors, shareholders or key employees shall be convicted of the breach of any state, federal or local ordinance, relative to LESSEE's operations which conviction causes the Gaming Commission to suspend or cancel LESSEE's gaming license, said violation shall, at the option of the LESSOR, be sufficient grounds for immediate termination of the Lease and removal of the Vessel at the sole expense of LESSEE. If any permits which have been issued for the operation of the casino, gaming equipment or sale of alcohol on the premises are suspended for a period in excess of 60 continuous days, such suspension shall at the option of LESSOR be sufficient grounds for termination of the Lease and removal of the Vessel as provided hereunder.

         In the event any law changes or any law is interpreted by a court of competent jurisdiction in a manner which renders the gaming operations of the LESSEE legally impossible, in whole or in part, LESSEE or LESSOR may terminate the agreement at its option upon 20 days written notice. LESSEE or LESSOR must exercise this option within 6 months of such change or interpretation or the same shall be null and void.

                                      XVII

                              TRAFFIC CONTROL PLAN

         LESSEE shall submit to LESSOR a traffic control plan. Said plan shall describe, in detail, the method in which LESSEE intends to prevent the traffic associated with LESSEE's operation from interfering with the normal operations of the Port.

                                     XVIII

                      INTERRUPTION OF OPERATIONS AND PLAN

                             FOR REMOVAL OF VESSEL

         LESSEE shall submit to LESSOR a plan for removal of the Vessel for Class 3 hurricane, and said plan shall include the time when removal will commence. The plan must then be approved by the LESSOR. The plan for removal and relocation of the Vessel, in addition to emergency situations, shall also apply for removal and relocation upon the termination of the Lease. The plan shall state the harbor or port, which will accept relocation of the Vessel, and LESSEE must furnish in writing from the receiving harbor or port a statement that it has approved the Vessel for relocation at its harbor and that it will not withdraw such permission when a hurricane has entered the Gulf. If the approving harbor or port withdraws its relocation offer, LESSEE must notify LESSOR immediately and propose an alternative complying plan which must be approved by LESSOR. If the Vessel is incapable of moving under it's own power, LESSEE shall include in the removal and relocation plan a copy of an agreement with a tug company/owner providing that the Vessel will be removed and relocated by said tug owner/operator to the preapproved harbor at the time provided in the plan of removal. Any relocation that is required of the Vessel shall be at the sole expense of LESSEE. To assure performance of relocation in the event of emergency or termination of the Lease, LESSEE shall post a bond or similar security, not to exceed $50,000.00, as determined by LESSOR, to assure LESSOR that LESSEE will remove the Vessel as contemplated herein. If LESSOR shall request LESSEE to remove the Vessel when required hereunder, LESSEE's failure to remove shall constitute sufficient grounds for termination of the Lease, and LESSOR may utilize the security to accomplish the removal.

         Nothing in this provision, however, will operate so as to place any liability upon the LESSOR for damages to or by the Vessel, to the LESSOR, to other vessels, or to any third person, all of which shall be the sole responsibility of LESSEE.

         Should a casualty, storm, or Act of God result in damages or destruction to the majority of the Vessel or improvements on the Leased Premises, and the Vessel or Leased Premises are rendered inoperable by such casualty, storm or Act of God for a period of thirty (30) continuous days or more, LESSEE shall have the right to suspend this Agreement ten (10) days after giving written notice to the LESSOR until the LESSEE can repair LESSEE's Vessel or improvements to the Leased Premises to such a state that it can reasonably resume operations, provided, however, that such suspension shall not exceed ninety (90) days. LESSEE shall use all reasonable efforts in good faith to repair in a timely manner its Vessel, improvements and/or facilities on the Leased Premises and resume operations as soon as reasonably possible. During the period of such suspension, the Rental payments shall abate, and such suspension shall have the effect of extending the current terms of this Agreement. Failure to resume lease payments within ninety (90) days shall be considered a breach of this Agreement, unless LESSEE can show that the improvements, repair or restoration are under way and proceeding with due diligence but for reasons beyond LESSEE's control the work cannot be completed within the ninety (90) day period. In such case, LESSOR may, upon sufficient proof that LESSEE is using its best efforts to complete the work, agree to allow up to ninety (90) days additional time for continued restoration of the premises. During the time period in which LESSEE is performing restoration and repairs on the Vessel or Leased Premises, LESSOR may use the Leased Premises for Port purposes so long as use does not interfere with repairs. Nothing herein, however, shall abridge, modify, or change the provision of this Lease describing the conditions imposed upon the LESSEE for Breach of Agreement. The repair period allowed in this paragraph shall not be extended by or combined with the repair and renovation period allowed under paragraph III(5) of this Lease.

                                      XIX

                           INDEMNIFICATION BY LESSEE

         LESSEE will protect, indemnify, and save harmless the State of Mississippi, its political subdivisions, the Mississippi Department of Economic and Community Development and the Mississippi State Port Authority at Gulfport, and their employees, agents, servants, board members, commissioners, and executive officers and directors from and against all liabilities, obligations, claims, damages, penalties, causes of action, and expenses (including without limitation, attorneys fees) arising or occurring during the term of the Lease or any period during which LESSEE is occupying the Leased Premises by reason of:

         (1) Any accident, injury or death of person or loss or damage to property occurring on the Leased Premises or Vessel, or arising out of or in any way associated with any activity of LESSEE, its affiliated persons or corporations, employees or assigns, on the Vessel, the Leased Premises, the Port property or otherwise, except to the extent caused by LESSOR's sole negligence or misconduct.

         (2) Any failure on the part of LESSEE to perform or comply with any of the terms of this Lease;

         (3) The performance of any labor or services or the furnishing of any materials or other property in respect to the Vessel or the Leased Premises or any part thereof;

         (4) Any claims for air pollution and/or water pollution or diminution of water quality occurring as a result of any release or disposal of petroleum based products and/or chemicals and/or hazardous substances which occurs in connection with, in any way, LESSEE's operation, which may cause accident, injury, or death of person or loss or damage to property.

         In case any action, suit or proceeding brought against LESSOR by reason of any such occurrence set forth in this paragraph, LESSEE, upon LESSOR's request, will at LESSEE's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by LESSEE and approved by LESSOR. The obligation by LESSEE as aforesaid shall survive any termination of this Lease.

                                       XX

                                   INSURANCE

         LESSEE agrees to procure and maintain, at its sole cost and expense, during the term of this Agreement, insurance of the types and minimum amount, as follows:

         (1) Workers Compensation Insurance in full compliance with all applicable State and Federal laws and regulations, including a specific endorsement covering liability for Federal Longshoremen's and Harbor Workers' Compensation Act.

         (2) Employers Liability Insurance in the minimum amounts of $1,000,000.00 per individual claim, covering injury or death to any employee which may be outside the scope of or in addition to liability under any Workers Compensation statute or Federal Longshoremen's and Harbor Workers Compensation Act.

         (3) Protection and Indemnity Insurance including masters and members of crew with minimum limits of $5,000,000.00 including all provisions of The Jones Act. Any applicable deductible per master or member and/or third party not to be greater than $25,000.

         (4) Hull Collision Insurance with minimum limits of $5,000,000.00 covering collisions with all objects fixed or floating with deductible per occurrence not greater than $25,000.

         (5) Commercial General Liability Insurance including Products and Completed Operations covering third party liabilities of the Leased Premises, and the LESSEE's operations anywhere in the Port area with a minimum of $5,000,000.00 Combined Single Limit per occurrence/$ 10,000,000.00 Aggregate for bodily injury or property damage and a deductible not greater than $25,000.

         (6) Automobile Liability Insurance on all vehicles owned, leased or operated by LESSEE while on Port property including those vehicles which are hired or non-owned and used in the course of the LESSEE's business, with minimum limits of $5,000,000.00 Combined Single Limit per occurrence for bodily injury or property damage.

         (7) All policies required to be carried under this paragraph shall be written on an occurrence basis, shall name the State of Mississippi, the Mississippi State Port Authority at Gulfport, and the Mississippi Department of Economic and Community Development as additional insureds, and shall provide that the insureds thereon waive subrogation against the State of Mississippi and the said political subdivisions thereof. Said policies shall specifically state that the insurers at risk are primary insurers and that no claim will be made by the insurers that any other insurers of the State of Mississippi, the State Port Authority at Gulfport, or the Mississippi Department of Economic and Community Development are a primary or contributing insurer with respect to any liability covered thereby. All such policies shall provide that the State of Mississippi, the State Port Authority at Gulfport and the Mississippi Development of Economic and Community Development are in no way obligated for the payment of the premiums thereon and shall provide that said policies may not be canceled without thirty (30) days prior written notice to the State Port Authority at Gulfport.

         (8) All such policies shall be issued by insurance companies with a current rating by Best of A-X(10) and which said companies must also be acceptable to the LESSOR.

         (9) Should LESSEE at any time during the term of this Agreement fail to provide any insurance required herein, the LESSOR may terminate this Agreement after fifteen (15) days written notice to LESSEE or may, but shall not be required to, procure any of the insurance required by this section to be carried by LESSEE, either to protect the LESSOR and/or LESSEE, and the LESSEE shall pay to the LESSOR the costs of any premiums and other costs of procuring said insurance to the LESSOR within fifteen (15) days after demand by the LESSOR. Should LESSEE fail to pay such costs, LESSOR may use the security deposit provided in paragraph V(9) to reimburse such costs.

         (10) LESSEE shall provide the LESSOR with certificates of insurance required by this Agreement in a form acceptable to the LESSOR evidencing policies of insurance by companies or persons in amounts and with the coverages and endorsements as required by this section. Prior to expiration of any insurance contract as provided herein, LESSEE shall provide to LESSOR certification evidencing renewal of said insurance.

         (11) LESSEE shall provide to the LESSOR copies of all insurance contracts insuring LESSEE's operations contemplated herein.

         (12) LESSEE shall provide liquor liability insurance and other insurance typically required for operations or business contemplated by LESSEE on the Vessel or on the Leased Premises in an amount to be approved by LESSOR.

                                      XXI

                  CONDITIONS FOR PLACEMENT OF A SIGN BY LESSEE

         LESSEE may place and maintain on the Port property a sign advertising its business. The content, exact location, materials and style of such sign shall be subject to the LESSOR's absolute right of approval. It is understood and agreed that said sign shall comply with all state or local law, rule or ordinance.

         LESSEE shall, at its expense, take good care of and make all necessary repairs to said sign. In the event LESSEE's sign is damaged, LESSEE shall repair or replace the sign within 60 days. LESSEE shall indemnify and hold LESSOR harmless from and against any liability loss, cost, damage, or expense arising out of the erection, maintenance, existence or removal of the sign, and shall repair any damage resulting from such installation maintenance or removal. Upon termination of this Agreement, LESSEE shall remove the sign and repair all damage caused by such removal.

                                      XXII

                                   ASSIGNMENT

         LESSEE shall not assign, sublet, or mortgage or use as collateral for a loan or otherwise convey any interest or right in this Lease Agreement, the Vessel (except for the initial financing but not including additional amounts which may be loaned thereunder), or the Leased Premises during the Initial Term or any extensions or renewals of this Agreement without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld. LESSOR shall have the right to approve of any change in ownership of the Lease, the Leased Premises and/or the Vessel. LESSOR shall have the right to approve any sublease, assignment or any sort of transfer in the Lease Agreement, the Leased Premises or the Vessel and LESSEE's failure to obtain prior approval shall be sufficient grounds for termination of this Lease as provided hereunder. Any attempt by the LESSEE to act otherwise shall render this Agreement null and void at the sole option of LESSOR, and the LESSOR shall become entitled to immediate possession of the Leased Premises, including all improvements thereon.

                                     XXIII

                                 TARIFF CHARGES

         This Lease Agreement is subject to the Rules and Regulations and Tariff duly published by the Mississippi State Port Authority. In the event of a conflict between the tariff and this Agreement, the Lease Agreement shall prevail, and conflicting tariff charges are not in addition to Rental payments as set forth herein unless for additional services outside of the rights under this Lease.

                                      XXIV

                                  HOLDING OVER

         Any holding over after the expiration of the Initial Term or Extended Term, as applicable, shall be subject to the statutory double rent provided for hold over tenants. In all other respects, if LESSEE shall remain in occupancy as a hold-over tenant, LESSEE shall otherwise be subject to the terms and conditions specified herein. Nothing set forth herein shall be construed to authorize any such holding over or to limit LESSOR's remedies in the event thereof.

                                      XXV

                                 RIGHT OF ENTRY

         LESSOR or its designee shall have the right to enter the Vessel and Leased Premises for all lawful purposes and to whatever extent necessary or appropriate to enable LESSOR to exercise all of its rights under this Lease. The exercise by LESSOR of its rights to entry hereunder shall not be construed as an eviction of LESSEE, and the rent payable hereunder shall not abate by reason thereof.

                                      XXVI

                      DEFAULT AND TERMINATION OF AGREEMENT

         The occurrence of any of the following events shall constitute default by LESSEE under this Lease:

         (1) LESSEE's failure to pay any installment of rent or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the LESSOR gives written notice of such default.

         (2) LESSEE's willful failure to provide records or accurately report gross revenues as provided for hereunder which such failure shall continue for a period of ten (10) days after the LESSOR gives written notice of such default.

         (3) LESSEE's failure to comply with any term, provision, or covenant of this Lease, within 10 days after written notice thereof to LESSEE except as specifically provided for herein to the contrary.

         (4) LESSEE's filing of a Petition seeking bankruptcy protection or being adjudged insolvent.

         (5) LESSEE deserting or vacating or commencing to desert or vacate the Leased Premises and/or LESSEE's removal or attempt to remove the Vessel permanently or temporarily from the Leased Premises without prior written consent of LESSOR, excepting to comply with any state or federal rules or regulations.

         (6) LESSEE's doing or permitting to be done anything which creates a lien upon the Vessel or the Leased Premises without prior written consent.

         (7) The subleasing or assigning or any sort of transfer which substantially changes the ownership interest, title or otherwise of the Vessel or any business or venture from the currently approved owner or operator to any other entity or person without prior written consent of LESSOR.

         (8) LESSEE's failure to comply with any laws of the federal, state, county, municipal or any other governmental authority.

         (9) Suspension of any permits or licenses for a period in excess of 60 continuous days.

         (10) Interference with Port shipping and commerce operations by LESSEE its assignees or sublessees.

         Without waiving any other rights and without any notice or demand whatsoever, LESSOR may take any one or more of the actions permissible at law to insure performance by LESSEE of LESSEE's covenants and obligations under this Lease. LESSEE agrees to reimburse LESSOR on demand for any expenses including attorneys fees which LESSOR may incur in effecting compliance with LESSEE's obligations under this Lease, and LESSEE further agrees that LESSOR shall not be liable for any damages resulting to the LESSEE for such actions. Upon default LESSOR may enter upon and take possession of the Leased Premises and all improvements thereto and continue to demand from LESSEE the monthly Rentals and other charges provided for in this Lease.

         If a default should occur which is beyond any control of the LESSEE such as passage of a new law which would allow only Mississippians to own any interest in a gaming operation, then LESSEE shall have twelve (12) months time to cure such default. During this time, LESSEE shall pay all Rental and other charges provided in this Lease.

                                     XXVIII

                  SURRENDER, REMOVAL AND RESTORATION BY LESSEE

         On the last day of the term or on the sooner termination thereof or as a result of default as provided herein, LESSEE shall:

         (1) Peaceably surrender the Leased Premises including all improvements thereto, broom clean and in good order and condition and repair except for reasonable wear and tear; and

         (2) LESSEE shall remove from the Leased Premises all equipment, signs, movable furniture and trade fixtures installed by LESSEE at its expense. Any such property not so removed may, at LESSOR's election and, without limiting LESSOR's right to compel removal thereof by mandatory injunction, the right of which is hereby granted by LESSEE, be deemed to be abandoned by LESSEE to LESSOR.

         Any damage to the Leased Premises caused by LESSEE in the removal of LESSEE's property shall be repaired by LESSEE at its expense.

         Title to all alterations, additions, improvements and repairs on the Leased Premises shall vest in LESSOR from the date of installation and the same shall remain on and be surrendered to LESSOR with the Leased Premises as a part thereof without disturbance and without charge. This clause specifically does not apply to the Vessel.

                                      XXIX

                      LEGAL EXPENSES: REMEDIES CUMULATIVE

         If LESSEE breaches or fails to comply with any provision of the Agreement, the LESSEE shall reimburse the LESSOR for all costs, including reasonable attorneys fees, in enforcing the LESSOR's rights under this Agreement.

         LESSOR's and LESSEE's rights and remedies in the enforcement of this Lease shall be cumulative and may be exercised and enforced concurrently. Any right or remedy conferred upon LESSOR or upon LESSEE tinder this Lease shall not be deemed to be exclusive of any other right of remedy LESSOR or LESSEE may have at law or in equity.

                                      XXX

                                     WAIVER

         Waiver by LESSOR of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to be waived unless such waiver shall be in writing signed by LESSOR.

                                      XXXI

                                ENTIRE AGREEMENT

         This Lease and the exhibits attached hereto all of which form a part hereof set forth all the covenants, promises, agreements, conditions and understandings between LESSOR and LESSEE concerning the Leased Premises. There are not oral agreements or understandings between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all provisions, negotiations, arrangements, agreements and understandings, if any, between the parties hereto and with respect to the subject matter hereof and none thereof shall be used to interpret or construe this Lease. Except as otherwise provided for herein no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the LESSOR or LESSEE unless reduced to writing and signed by each of them.

                                     XXXII

                          CAPTIONS AND INTERPRETATIONS

         The captions, section numbers, article numbers and indices appearing in this Lease in no way define, limit, construe or describe the scope or intent of such section or articles of this Lease. The language in all parts of this Lease shall, in all cases, be construed as a part of the whole according to its fair meaning and not strictly for or against LESSOR or LESSEE. Should a court be called upon to interpret a provision hereof, no weight shall be given, nor shall any construction or interpretation be influenced by any presumption of preparation of the Lease by LESSOR or by LESSEE.

                                     XXXIII

                               PARTIAL INVALIDITY

         If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

                                     XXXIV

                                   SUCCESSORS

         All rights and liabilities herein given to or imposed upon the respective parties hereto shall, except as may otherwise herein be provided, extend to and bind the respective heirs, executors, administrators, successors and assigns of the said parties. No right shall, however, inure to the benefit of any assignee of LESSEE unless the assignment to such assignee has been made in accordance with the provisions set forth in this instrument with respect to such assignment.

                                      XXXV

                        SURVIVAL OF LESSEE'S OBLIGATIONS

         All obligations of LESSEE which by their nature involve performance, and any particular, after the end of the term or after the end of any Extended Term, as applicable, which cannot be ascertained to have been fully performed until after the end of such term or Extended Term, as the case may be, shall survive the expiration or sooner termination of the term or Extended Term, as the case may be.

                                     XXXVI

                                    NOTICES

         Any notice required to be given under this Agreement shall be deemed given when deposited in the United States Mail, postage prepaid, certified mail, to the parties at the addresses below:

LESSOR:                           Mississippi State Port Authority at Gulfport
                                  Executive Director
                                  P.O. Box 40
                                  Gulfport, MS 39502

LESSEE:                           Gulfside Casinos, Inc.
                                  c/o Don Laughlin
                                  Riverside Resort Hotel & Casinos
                                  1650 Casino Drive
                                  Laughlin, Nevada 89029

With a copy to:                   Hugh Keating, Esquire
                                  Registered Agent of Gulfside Casinos, Inc.
                                  P.O. Drawer W
                                  Gulfport, MS 39502

                                     XXXVII

                                 GOVERNING LAW

         This Lease shall be governed by, construed, and enforced in accordance with the laws of the State of Mississippi.

         WITNESS OUR SIGNATURES, this the     20th    day of       August
                                          ----------         -----------------,
1992.
   -


ATTEST:                                 GULFSIDE CASINOS, INC.



[SIG]                                   By:   [SIG]
                                           ------------------------------------
                                           Title

ATTEST:                                 MISSISSIPPI STATE PORT AUTHORITY
                                                            AT GULFPORT



[SIG]                                   By:   /s/ CHARLES WEBB
                                           ------------------------------------
                                           Charles Webb, President

ATTEST:                                 MISSISSIPPI DEPARTMENT
                                        OF ECONOMIC AND COMMUNITY
                                        DEVELOPMENT



[SIG]                                   By:   /s/ JIMMY HEIDEL
                                           ------------------------------------
                                           Jimmy Heidel, Executive Director

                                                                [SEAL]




                                     [MAP]



MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT

EXHIBIT "A" PARCEL: BERTH AREA LEASED PREMISES (4.1677 A.+/-) PARCEL NO. 1

                                                                Sht. 1 of 6

LEGAL DESCRIPTION PARCEL  9.1  BERTH AREA

That certain parcel of land and property situated and being in Section 9, T8S,R11W City of Gulfport, Harrison County, Ms., and more particularly described as follows:

Commencing at the intersection of the center line of the L. & N. R.R. (CSX) R.O.W. and the G. & S.I. R.R. (I.G.G.R.R.) R.O.W.; thence 500 degrees 14'16"W a distance of 830.87 ft. to a point; thence S31 degrees 05'44"E a distance of
619.92 ft. to a point on the South R.O.W. of U.S. Hwy. 90; thence N70 degrees 21'12"E a distance of 50.07 ft. to a point;
thence S36 degrees 57'19"E a distance of 108.66 ft. to a point;
thence S69 degrees 14'55"E a distance of 60.0 ft. to a point;
thence N67 degrees 04'35"E a distance of 41.35 ft. to a point;
thence S32 degrees 09'04"E a distance of 2378.70 ft. to a point;
thence N57 degrees 50'56"E a distance of 100.0 ft. to a point;
thence S31 degrees 52'58"E a distance of 537.81 ft. to a point;
thence S31 degrees 53'29"E a distance of 548.21 ft. to a point;
thence S57 degrees 52'12"W a distance of 272.32 ft. to the POINT OF BEGINNING; thence S57 degrees 52'12"W a distance of 133.65 ft. to a point;
thence S32 degrees 01'15"E a distance of 998.46 ft. to a point;
thence N57 degrees 52'12"E a distance of 200.0 ft. to a point;
thence N34 degrees 54'51"W a distance of 600.75 ft. to a point;
thence N36 degrees 43'07"W a distance of 16.38 ft. to a point;
thence N57 degrees 50'56"E a distance of 30.21 ft. to a point;
thence N36 degrees 48'37"W a distance of 256.86 ft. to a point;
thence N51 degrees 43'38"W a distance of 128.8 ft. to the point of beginning. Said parcel contains 0.3828 acres, more or less, of fast lands and 3.7849 acres, more or less, of bottom lands for a total of 4.1677 acres, more or less.


                                                [SIG]

                                                James R. Clarke, R.L.S.
                                                July 13, 1992


                                                [SEAL]


EXHIBIT "A" PARCEL NO. 1 Berth Area

Sht. 2 of 6                                             92-7-63

                                                                [SEAL]




                                     [MAP]



MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT

EXHIBIT "A" PARCEL: LANDSIDE AREA & FACILITY LEASED PREMISES (1.7291 A.+/-) PARCEL NO. 2



Sht. 3 of 6

                                                                [SEAL]




                                     [MAP]



MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT

EXHIBIT "A" PARCEL: PARKING AREA LEASED PREMISES (4.8819 A.+/-) PARCEL NO. 3


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LEGAL DESCRIPTION OF PARCEL No. 3: PARKING AREA

That certain parcel of land and property situated and being in Section 9, T8S, R11W, City of Gulfport, Harrison County, Ms., and more particularly described as follows:

Commencing at the intersection of the center line of the L. & N. R.R. ( CSX ) R.O.W. and the G. & S.I. R.R. ( I.G.G.R.R. ) R.O.W.; thence SOO degrees 14'
16" W a distance of 830.87 ft. to a point; thence S31 degrees 05'
44" E a distance of 619.92 ft. to a point on the South R.O.W. of U.S. Hwy. 90; thence N70 degrees 21' 12" E a distance of 50.07 ft. to a point;
thence S36 degrees 57' 19" E a distance of 108.66 ft. to a point;
thence S69 degrees 14' 55" E a distance of 60.0 ft to a point;
thence N67 degrees 04' 35" E a distanc of 41.35 ft. to a point;
thence S32 degrees 09' 04" E a distance of 2378.70 ft. to a point;
thence N57 degrees 50' 56" E a distance of 100.0 ft. to a point;
thence S31 degrees 52' 58" E a distance of 537.81 ft. to the POINT OF BEGINNING; thence S77 degrees 02' 46" E a distance of 295.74 ft. to a point;
thence S32 degrees 11' 47" E a distance of 253.02 ft. to a point;
thence S13 degrees 56' 25" W a distance of 164.83 ft. to a point;
thence S32 degrees 06' 40" E a distance of 353.35 ft. to a point;
thence S57 degrees 50' 56" W a distance of 300.72 ft. to a point;
thence N32 degrees 09' 04" W a distance of 4.74 ft. to a point;
thence N36 degrees 48' 37" W a distance of 256.86 ft. to a point;
thence N51 degrees 43' 38" W a distance of 128.8 ft. to a point;
thence N57 degrees 52' 12" E a distance of 272.32 ft. to a point;
thence N31 degrees 53' 29" W a distance of 548.21 ft. to the point of beginning. Said parcel contains 4.8819 acres, more or less.


                                /s/ JAMES R. CLARKE
                                -----------------------------
                                James R. Clarke, R.L.S.
                                July 13, 1992

                                   [SEAL]

EXHIBIT "A" PARCEL NO. 3 Parking Area

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                                  EXHIBIT "C"


         Article XII, IMPROVEMENTS BY LESSEE, are as follows:


         (A) TO BERTH AREA:

         Prior to commencing gaming at dockside, LESSEE will secure all necessary dredging permits and contract to dredge the permanent mooring area to accommodate the vessel. Mooring dolphins will be installed to secure the vessel. Concrete and timber piers will be constructed to handle the anticipated loads, plus a safety factor, metal gang-ways will interconnect piers to vessels and will be designed to service the anticipated loads plus a safety factor. Water, sewer, telephone, power and television utility connections will be connected to the vessel and supported from pier structure. Plans and specifications will be submitted to the Mississippi State Port Authority for review and approval in accord with the applicable provisions of the lease. All such improvements, alterations and additions shall be completed within twelve (12) months from date of receipt of gaming license.

         (B) TO LAND SIDE AREA AND FACILITY:

         LESSEE will install a covered unloading/loading canopy and walkway to protect patrons from inclement weather. A dining and entertainment complex consisting of at least twenty thousand (20,000) square feet will be constructed in conformity with all applicable local, state and federal regulations and designed and constructed in such a manner as to withstand hurricane winds but be readily demolished and removed when necessary. Landscaping, area lighting and a decorative gazebo will be installed to compliment the vessel.

         The canopy, covered walkways, landscaping, area lighting and gazebo will be constructed within twelve (12) months from the date of the issuance of a gaming license. All other such improvements, alterations and additions shall be completed within five (5) years from the date of issuance of a state gaming license.

         Plans and specifications will be submitted to the Mississippi State Port Authority for review and approval in accord with the applicable provisions of the lease.

         (C) PARKING AREA:

         LESSEE will make the following improvements to the leased area for patron parking:

         Sub-surface draining systems which comply with all applicable local, state and federal regulations and requirements for storm water collection and release on property owned by the Mississippi State Port Authority.

         Asphalt pavement for parking of automobiles and buses in such a manner so as to allow the use of that area for tractor trailer parking and maneuvering in the event LESSOR shall have use of the property in the future as provided for in the Lease.

         Area lighting which will meet or exceed all applicable local, state and federal regulations.

         Paving, striping and legends and traffic signed to direct pedestrians and vehicles. Striping will include handicap spaces as required by all local, state and federal laws and regulations.

         Plans and specifications will be submitted to the Mississippi State Port Authority for review and approval in accord with the applicable provisions of the lease.

         All such improvements, alterations and additions shall be completed prior to the





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commencement of gaming operations open to the public.

         (D) TO THE VESSEL:

         For any Vessel preapproved in accordance with this lease, all necessary improvements, alterations and additions shall be completed prior to the commencement of gaming operations open to the public. Plans and specifications will be submitted to the Mississippi State Port Authority for review and approval in accord with the applicable provisions of the lease.

         (E) TO OTHER PORT AREAS:

         See applicable lease provisions.





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